SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

[X]	Definitive Information Statement

Q HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Q HOLDINGS, INC

615 Arapeen Drive, Suite 102

Salt Lake City, UT 84108

Phone: (801) 582-5400

Fax: (801) 582-5401

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Q Holdings, Inc.:

This Information Statement is furnished to the stockholders of Q Holdings, Inc., a Delaware corporation (“Q Holdings” or the “Company”), in connection with the Company’s receipt of approval by written consent, in  lieu of a special meeting, on October 15, 2012 from the record holders of an aggregate of 16,713,354 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), constituting approximately 68% of the issued and outstanding voting capital stock (based on 24,696,833 shares of Common Stock issued and outstanding on October 15, 2012), therein approving of the following actions (the “Proposals”):

1.	To authorize the Company to amend its Certificate of Incorporation on file with the Secretary of State of the State of Delaware to change the name of the Company from Q Holdings, Inc. to Q Therapeutics, Inc. (the “Name Change”).
2.	To elect the following persons to serve as members of the Company’s Board of Directors for a period of one year or until his or her respective successor is elected and qualified:

Deborah A. Eppstein, Ph.D.

Joydeep Goswami, Ph.D.

Peter Grebow, Ph.D.

Peter Barton Hutt

Dinesh C. Patel, Ph.D.

Linda F. Powers

3.	To approve the Board of Director’s amendment to the Company’s 2011 Equity Incentive Compensation Plan (the “2011 Plan”) so that as options expire or are forfeited under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”), the shares of the Common Stock of the Company subject to such options will be added to the pool of shares reserved for issuance under the 2011 Plan (the “2011 Plan Amendment”).
4.	To ratify the Board of Director’s appointment of Tanner, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

A copy of the Certificate of Amendment effectuating the Name Change is attached to this Information Statement as Exhibit A. A copy of the 2011 Plan Amendment is filed hereto as Exhibit B.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.

Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy. Please do not send us one.

Internet Availability of the Information Statement and related Materials

The Company is furnishing this Information Statement and related materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Information Statement Materials, a copy of which is attached to this Information Statement as Exhibit C (the “Notice”), by mail, you will not also receive a printed copy of the Information Statement and related materials unless you request them. Instead, the Notice will instruct you as to how you may access and review the Information Statement and related materials. If you received the Notice by mail and would like to receive a printed copy of the Information Statement and related materials, please follow the instructions included in the Notice.

Pursuant to Rule 14a-16(a) (and as required by Rule 14c-2) of the regulations of the Securities and Exchange Commission (the “Commission”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, the matter discussed above will not become effective until 40 calendar days after the date this Information Statement is made available via the Internet to the Company’s Stockholders. The date on which the Notice will be sent to stockholders will be on or about October 30, 2012. The Proposals will be effectuated on December 10, 2012.

The entire cost of furnishing the Notice, and if requested, the Information Statement and related materials, will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them. The Board has fixed the close of business on October 15, 2012 as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

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The accompanying Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors,

/s/ Deborah A. Eppstein
Deborah A. Eppstein, Ph.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

Salt Lake City, Utah

October 30, 2012

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Q Holdings, Inc., a Delaware corporation (“Q Holdings” or the “Company”), in connection with the Company’s receipt of approval by written consent, in  lieu of a special meeting, on October 15, 2012 from the record holders of an aggregate of 16,713,354 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), constituting approximately 68% of the issued and outstanding voting capital stock (based on 24,696,833 shares of Common Stock issued and outstanding on October 14, 2012), therein authorizing the Company to amend its Certificate of Incorporation on file with the Secretary of State of the State of Delaware to change the name of the Company from Q Holdings, Inc. to Q Therapeutics, Inc. (the “Name Change”).

The proposals in this Information Statement cannot be effectuated until 40 days after the mailing of the Notice and the Name Change cannot be effectuated until after the filing of the amended Articles of Incorporation with Secretary of State of the State of Delaware.   A copy of the Certificate of Amendment effectuating the Name Change is attached to this Information Statement as Exhibit A. A copy of the 2011 Plan Amendment is filed to this Information Statement as Exhibit B.

The date on which the Notice of Internet Availability of Information Statement Materials (the form of which is attached hereto as Exhibit C) will be sent to stockholders will be on or about October 30, 2012, and is being sent to all holders of the Common Stock of Q Holdings on record as of October 15, 2012.

The Board of Directors unanimously approved of the Proposals. By written consent in lieu of a meeting on October 15, 2012, the stockholders owning a majority of the outstanding voting securities of Q Holdings unanimously adopted, ratified and approved the Proposals.   No other votes are required or necessary.

The Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the year ended December 31, 2011, and any reports on Form 8-K filed by Q Holdings during the past year with the Commission may be viewed on the Commission’s website, free of charge, at www.sec.gov in the Edgar Archives.  Q Holdings is presently current in the filing of all reports required to be filed by it.

Only one Notice of Internet Availability of Information Statement Materials is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling Steven J. Borst, our Chief Financial Officer, at our principal executive offices at (801) 582-5400. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

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QUESTIONS AND ANSWERS REGARDING THE PROPOSALS

Q.	WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.	The entire cost of furnishing the Notice, and if requested, the Information Statement and related materials, will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them. The Board has fixed the close of business on October 15, 2012 as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

Q.	WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A.	You should contact Steven J. Borst, Chief Financial Officer, Q Holdings, Inc., 615 Arapeen Drive, Suite 102, Salt Lake City, UT 84108, Phone: (801) 582-5400, Fax: (801) 582-5401.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation Law (the Delaware Law) does not provide for dissenter's rights in connection with the Proposals in this Information Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Pursuant to Q Holdings’ Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect each of the Proposals. The Company’s Certificate of Incorporation does not authorize cumulative voting. The Board of Directors fixed the close of business on October 15, 2012 as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of the action by written consent.

As of the Record Date, Q Holdings had 24,696,833 shares of Common Stock outstanding. The holders of shares of Common Stock are entitled to one vote per share on matter to be voted upon by stockholders.

On the Record Date, the consenting stockholders were entitled to 16,713,354 votes, which represented approximately 68% of the issued and outstanding votes with respect to the Company’s shares of Common Stock on the Record Date.  The consenting stockholders voted in favor of the Proposals described herein in a written consent, dated October 15, 2012, in lieu of a meeting of stockholders as permitted by the Delaware General Corporation Law and the Bylaws of the Company.

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of the Record Date, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of the Record Date, Q Holdings had 24,696,833 shares of Common Stock outstanding. In general, “beneficial ownership” includes those shares that a stockholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Unless otherwise indicated, the address for each person is Q Holdings, Inc., 615 Arapeen Drive, Suite 102, Salt Lake City, UT 84108.

Name of Selling Stockholders	Number of Shares of Voting Stock Beneficially Owned (1)	Percentage of Class (1)

Deborah A. Eppstein, Ph.D., President, CEO and Director (2)	2,131,793	8.2%

Steven J. Borst, CFO and Vice President of Corporate Development (3)	1,420,712	5.6%

Dinesh C. Patel, Ph.D., Chairman (4)	7,243,123	28.5%

Joydeep Goswami, Ph.D., M.B.A., Director (5)	2,445,564	9.9%

Linda F. Powers, Director (6)	1,497,496	6.0%

Peter Barton Hutt, Director (7)	152,721	0.6%

Peter Grebow PhD, Director (8)	22,917	0.1%

Cephalon, Inc., 41 Moores Road, Frazer, PA 19355 (9)	11,056,641	34.5%

UpStart Life Sciences Capital, L.P . 417 Wakara Way, Suite 3510, Salt Lake City, UT 84108 (10)	2,827,662	10.6%

All Directors and Executive Officers as a Group (7 persons) (11)	14,914,326	58.4%

(1)	Percentage ownership is based on 24,696,833 shares of common stock outstanding as of October 15, 2012 and any shares of Common Stock that the beneficial owner has the right to acquire within 60 days. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Except as otherwise indicated, each of the persons and entities named in the table has sole voting and dispositive power with respect to all shares of common shares owned by them.

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(2)	Includes 701,062 shares of common stock and 1,430,731 options exercisable for shares of common within 60 days of October 15, 2012.
(3)	Includes 552,785 shares of common stock and 867,927 options exercisable for shares of common stock within 60 days of October 15, 2012.
(4)	Shares are owned by vSpring, Mr. Patel's employer and includes 5,246,849 shares of common stock and warrants to purchase 535,154 shares of common stock each held directly vSpring SBIC, L.P. Includes 1,099,410 shares of common stock and warrants to purchase 156,949 shares of common stock held directly by vSpring, L.P. Includes 141,319 shares of common stock and warrants to purchase 20,174 shares of common stock held directly by vSpring Partners, L.P. Includes 43,268 shares of Common Stock owned by Mr. Patel personally, for which he also has sole voting and dispositive power.
(5)	Shares are owned by Life Technologies, Inc., Dr. Goswami's employer and includes 2,445,564 shares of common stock.
(6)	Includes 1,400,916 of common stock owned by Toucan Capital Fund III, L.P. and warrants to purchase 96,580 of common stock owned by Toucan Capital Corp.
(7)	Includes 32,451 shares of common stock and 120,270 options exercisable to purchase common stock within 60 days of October 15, 2012.
(8)	Includes 22,917 options exercisable to purchase common stock within 60 days of October 15, 2012.
(9)	Includes 3,685,547 shares of common stock and warrants to purchase 7,371,094 shares of common stock.
(10)	Includes 905,470 shares of common stock and warrants to purchase 1,922,192 shares of common stock. Upstart Ventures Management, L.L.C. as the general partner of UpStart Life Sciences Capital, LP has voting and dispositive control over the shares held by UpStart Life Sciences Capital, LP. UpStart Ventures Management, LLC is managed collectively by Dennis B. Farrar, Theodore H. Stanley, and Steven J. Borst.
(11)	Includes options for an aggregate of 2,441,845 shares of common stock held by executive officers and directors as a group that are exercisable within 60 days of October 15, 2012.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

PROPOSAL 1

AMENDMENT OF ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

Purpose: On September 21, 2012, the Company's Board of Directors unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company’s name to “Q Therapeutics, Inc.” The Board believes that the name change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign.  The Board also believes that the name change more accurately reflects the business operations of the Company. The Company’s wholly-owned subsidiary, Q Therapeutics, Inc., changed its name to Q Therapeutic Products, Inc. on October 9, 2012. On October 15, 2012, pursuant to a Written Consent in lieu of a meeting, the holders of an aggregate of 16,713,354 shares of Common Stock of the Company, representing approximately 68% of the outstanding voting capital stock of the Company entitled to vote on the Name Change, voted in favor of the Name Change. Therefore, no further stockholder action is required pursuant to the Delaware General Corporation Law and the Bylaws of the Company.

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Effect: A change to the Company’s name will most likely result in a change to the Company’s CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name or CUSIP number.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the actions taken hereunder. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

PROPOSAL 2

Election of the Board of Directors

The members of the Board of Directors of the Company will hold office for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office, subject to the terms of any employment contract.

A summary of the composition of the Company’s directors and executive officers, their ages, positions held, are as follows:

Name	Age	Directors and Officers
Deborah A. Eppstein, Ph.D.	64	President, Chief Executive Officer and Director (Principal Executive Officer)

Steven J. Borst, M.B.A.	55	Chief Financial Officer and Vice President Corporate Development (Principal Financial and Accounting Officer)

Dinesh C. Patel, Ph.D.	62	Chairman of the Board of Directors

Peter Barton Hutt	77	Director

Joydeep Goswami, Ph.D. , M.B.A.	41	Director

Linda F. Powers	57	Director

Peter Grebow, Ph.D.	65	Director

Business Experience

Deborah A. Eppstein, Ph.D., is President, CEO and a Member of the Board of Directors. Dr. Eppstein has been employed since February 2006 by Q Therapeutics, initially as President, then as President and CEO commencing September 2006. Dr. Eppstein’s business experience with Q encompasses strategic planning, scientific direction and oversight, seeking financing, and managing and running the Company.

Dr. Eppstein has more than 30 years of experience in the pharmaceutical and biotech industries, with the latter 18 on the entrepreneurial side. She was the founding CEO of Altea Therapeutics. Previously, she was Vice President of Corporate Development at TheraTech, where she was involved with the IPO, partnering, achieving profitability and subsequent sale of the company. Earlier she was Director of Corporate Development and Department Head of biochemistry, virology and tumor biology at Syntex (now Roche). Dr. Eppstein received a B.A. from Grinnell College, a Ph.D. in biochemistry from the University of Arkansas, and she conducted research in virology and cell biology as an NIH postdoctoral fellow at the University of California, Santa Barbara. Dr. Eppstein has received the Women’s Technology Leadership and Businesswoman of the Year awards in Salt Lake City.

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Key Attributes, Experience and Skills: Dr. Eppstein brings her strategic vision for our Company to the Board together with her leadership, business experience and investor relations skills. Dr. Eppstein has an immense knowledge of our Company and subsidiaries which is beneficial to the Board. Dr. Eppstein’s service as President, CEO and a member of the Board of Directors bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

Steven J. Borst, M.B.A., is Chief Financial Officer and Vice President of Corporate Development. Mr. Borst has been employed at Q Therapeutics since 2002. He has served the Company as Vice President, Finance and Corporate Development, and as of October 2011, Mr. Borst has served as CFO and Vice President Corporate Development. Mr. Borst’s business experience with the Company over the last nine years encompasses seeking investors and concluding financings, working with corporate partners and managing facilities and operations.

Mr. Borst also serves concurrently as one of three Managing Directors of UpStart Ventures Management, which manages a seed stage life science focused venture capital fund and is considered an early-stage healthcare fund in Salt Lake City. Mr. Borst holds a B.S. degree in Industrial Engineering from the University of Michigan and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Key Attributes, Experience and Skills: Mr. Borst possesses both an operational and venture capital background in healthcare and the life sciences. He has also co-founded five Salt Lake biotech companies. Mr. Borst was previously associated with two Chicago-based venture funds and served in senior management positions with two venture-backed healthcare portfolio companies. The Company and the Board relies heavily on Mr. Borst invaluable executive experience, as well as his leadership, operational and investor relations skills.

Dinesh C. Patel, Ph.D., serves as Chairman of the Company’s Board of Directors. Dr. Patel is a Managing Director and Founding Partner of vSpring Capital, an early-stage venture capital fund with over $400 million under management (2000 to present). From 1985-1999, Dr. Patel served as co-founder, Chairman, President and CEO of TheraTech, Inc., a Salt Lake City, Utah-based company that has been a pioneer in the development and manufacturing of innovative drug delivery products. TheraTech went public in 1992, became profitable in 1997, and in 1999 was acquired for approximately $350 million by Watson Pharmaceuticals.

Dr. Patel has been the recipient of numerous awards including; Honorary Doctor of Business Degree, University of Utah (2008), the 2006 Utah Technology Council Hall of Fame, 2006 Pathfinder Award-Edison Showcase University of Utah, 2006 Ellis Island Medal of Honor, Utah Asian Chamber of Commerce Outstanding Business Award, U.S. Small Business Administration’s Business Achiever Award, Scientific and Technology Award (State of Utah), Entrepreneur of the Year Award (Mountain West Capital Network) and Scientific and Technology Development Pioneer of Progress Award. Dr. Patel served as co-chair of Governor Huntsman’s transition team and is currently on the board of the Utah Policy Partnership (UPP), the board of the Utah Symphony & Opera, the Chairman of the State of Utah’s Utah Science, Technology, and Research Governing Authority board and sits on the Utah Technology Council executive committee.

Born and raised in Zambia, Africa, Dr. Patel received his undergraduate degree in India and his doctorate degree from University of Michigan. Dr. Patel along with his wife Kalpana and children, Ashish and Avni, reside in Salt Lake City, Utah. Dr. Patel is active in the Indian and local community serving on several boards and is an active donor for various charitable causes.

Key Attributes, Experience and Skills: The Company believes that the demonstrated leadership, excellent academic credentials, numerous awards and proven track record with both TheraTech and vSpring Capital, particularly his vast experience as it specifically relates to development and manufacturing of innovative drug delivery products, renders Dr. Patel an asset to our Company and an exemplary member and a qualified Chairperson of our Board of Directors.

Peter Barton Hutt, Director, has been a partner of the Washington, D.C. based law firm of Covington & Burling, specializing in food and drug law, since 1968, except for the period from 1971 to 1975 when he served as Chief Counsel of the FDA. He received a B.A. magna cum laude, from Yale University, a L.L.B. from Harvard Law School and a L.L.M. from New York University. Mr. Hutt has served on the boards of several publicly traded biotechnology companies and is a member of the Institute of Medicine, National Academy of Sciences. Mr. Hutt has received numerous honors, including being named by the National Law Journal as one of the 40 best health care lawyers in the United States.

Key Attributes, Experience and Skills: The Company believes that Mr. Hutt’s 40-plus year stellar legal and professional record, excellent academic credentials, numerous prior board of director memberships and experience for publicly traded biotech companies, and particularly his vast experience as it specifically relates to the biotech and medical fields in both a legal and business capacity, render Mr. Hutt an asset to our Company and a qualified member of our Board of Directors.

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Joydeep Goswami, Ph.D., MBA, is currently the President of Life Technologies Japan, and leads the Japan business for all of Life Technologies products and services. Previously, Dr. Goswami was the Vice President/ General Manager of Primary and Stem Systems Group at Life Technologies. Before joining Invitrogen, Dr. Goswami spent 5 years with McKinsey & Co., during which he served major clients’ pharmaceutical, medical products, chemical, and technology industries in the U.S., Europe, Asia and Latin America on strategic and operational issues in the areas of research & development, market strategy, and licensing strategy. Dr. Goswami holds a Ph.D. and M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A from MIT Sloan School of Management.

Key Attributes, Experience and Skills: The Company believes that Dr. Goswami’s demonstrated leadership and officer capacities with both Life Technologies, a well-known and large SEC registered publicly traded corporation, and McKinsey & Co., in addition to his excellent academic credentials, and particularly his vast experience as it specifically relates to pharmaceutical research and development on a global scale, render Dr. Goswami an asset to our Company and a qualified member of our Board of Directors.

Linda F. Powers, Director, is a Managing Director and co-founder of Toucan Capital LLC, a Bethesda, MD venture fund that invested in Q’s Series A-2 round. From 2001 until 2011, Ms. Powers’ principal employment was as Managing Director of Toucan Capital, a biotech investment fund. Presently, her principal employment is CEO of Northwest Biotherapeutics (nwbio.com), a portfolio company of Toucan Capital. Concurrently, Ms. Powers still serves as a Managing Director of Toucan Capital. Northwest Biotherapeutics business involves developing immune therapies for cancer.

Ms. Powers has more than 10 years of experience in seed and early-stage venture investing, and more than 18 years of experience in corporate finance and restructuring, mergers and acquisitions, joint ventures and intellectual property licensing. Ms. Powers holds an A.B. degree in economics from Princeton University, magna cum laude and Phi Beta Kappa, as well as a J.D. degree, magna cum laude, from Harvard Law School.

Key Attributes, Experience and Skills: The Company believes that the combination of Ms. Powers’ distinguished academic credentials, substantial biotech venture fund management experience, and particularly her vast knowledge and business dealings as they specifically relate to the biotherapeutics and research and developments fields in both a legal and business capacity, render Ms. Powers an asset to our Company and a qualified member of our Board of Directors.

Peter Grebow Ph.D., Director, has held several key senior management positions at Cephalon Inc., a biopharmaceutical company (“Cephalon”). Dr. Grebow joined Cephalon in January 1991, where he has served in several positions including Senior Vice President, Worldwide Business Development and Senior Vice President, Drug Development, Executive Vice President of Technical Operations, and most recently Executive Vice President of Cephalon Ventures. Prior to joining Cephalon, Dr. Grebow served as the Vice President, Drug Development for Rorer Central Research, a division of Rhone-Poulenc Rorer Pharmaceuticals Inc., from 1986 to 1990. In addition, Dr. Grebow also served as a director of Optimer Pharmaceuticals, Inc. since February 2009.

Dr. Grebow received his undergraduate degree from Cornell University, a Master’s of Science in Chemistry from Rutgers University and a Ph.D. in Physical Biochemistry from the University of California, Santa Barbara.

Key Attributes, Experience and Skills: The Company believes that Dr. Grebow’s demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry render Dr. Grebow an asset to our Company and a qualified member of our Board.

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Involvement in Certain Legal Proceedings

None of our executive officers or directors have during the past five years:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)

Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

Employment Agreements

The Company and Q Therapeutics have entered into employment agreements with Deborah A. Eppstein, President and Chief Executive Officer, and Steven J. Borst, Chief Financial Officer and Vice President of Corporate Development. The Q Therapeutics agreement with Ms. Eppstein provides for a base salary per year to be increased upon achievement of certain activities, and includes other financial benefits including a provision for a severance payment equal to one year’s salary in the case of her termination of employment without cause. In addition, both agreements include a one-year non-compete provision, and a one-year non-solicitation of the Company’s or Q Therapeutics’ employees in the event of termination of employment.

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Audit and Nominating Committees

Our Board of Directors has not formally established separate audit and nominating committees though they perform many of the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that out Board of Directors will seek qualified independent directors to serve on the Board and ultimately form a standing nominating committee and nominate other directors to serve on its audit committee.

Code of Ethics and Conduct

On September 21, 2012, our Board of Directors approved the Q Holdings Code of Ethics and Conduct. We believe our Code of Ethics and Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the Code of Ethics and Conduct will be filed as Exhibit 14.1 to our Quarterly Report for the fiscal quarter ended September 30, 2012 and can be found on the Company’s website www.qthera.com.

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

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SUMMARY COMPENSATION TABLE

Name	Title	Fiscal Year Ended December 31,	Salary	Bonus	Other Comp.	Total
Deborah A. Eppstein, Ph.D.	President and CEO	2011	$121,076	$134,000	$0	$255,076
	(Principal Executive Officer)	2010	$187,550	$0	$0	$187,550

Steven J. Borst	CFO and Vice President of Corporate Development	2011	$90,000	$106,000	$0	$196,000
	(Principal Financial and Accounting Officer)	2010	$122,500	$0	$0	$122,500

Our Board of Directors has authorized the compensation of its officers with the following annual cash salaries for 2012:

Deborah A. Epps tein, President and Chief Executive Officer:	$250,000
Steven J. Borst, CFO and Vice President of Corporate Development:	$200,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Deborah Eppstein	141,377	(1)	-	0.1525	3/6/2018
Deborah Eppstein	28,327	(2)	-	0.1525	2/8/2019
Deborah Eppstein	346,141	(1)	7,211	0.1525	3/18/2019
Deborah Eppstein	448,956	(3)	-	0.0786	10/12/2019
Deborah Eppstein	216,338	(4)	36,056	0.1941	12/21/2020
Deborah Eppstein	216,338	(5)	96,150	0.1941	12/21/2020
Steven Borst	18,930	(2)	-	0.1525	2/8/2019
Steven Borst	173,071	(1)	3,606	0.1525	3/18/2019
Steven Borst	209,995	(3)	-	0.0786	10/12/2019
Steven Borst	216,338	(4)	36,056	0.1941	12/21/2020
Steven Borst	216,338	(5)	96,150	0.1941	12/21/2020

(1)	25% of the shares vest on the first anniversary date. 75% of the shares vest monthly over the next three years.
(2)	16.67% of the shares vest on the first anniversary date. 83.33% of the shares vest monthly over the next five months.
(3)	8.33% of the shares vest on the first anniversary date. 91.67% of the shares vest monthly over the next eleven months.
(4)	50% of the shares vest upon a qualifying event. 5.6% of the shares vest monthly over the next eighteen months.
(5)	50% of the shares immediately vest. 5.6% of the shares vest monthly over the next eighteen months.

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AUDIT COMMITTEE REPORT

Our Board of Directors has not formally established separate audit committee though it performs many of the functions that would otherwise be delegated to such committee. Currently, our Board of Directors believes that the cost of establishing a separately standing audit committee, including the costs necessary to recruit and retain qualified independent directors to serve on the audit committee and the legal costs to properly form and document the authority, policies and procedures of such committee are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form a standing audit committee.

The Board of Directors met 5 times in the fiscal year ended December 31, 2011. A majority of members of the Board of Directors were in attendance at all of the meetings.

Certain Relationships and Related Transactions; and Director Independence.

Related Party and Certain Transactions

There have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under Rule 5065(a)(2) of the NASDAQ Marketplace Rules, even though such definitions do not currently apply to us because we are not listed on NASDAQ. With the exception of Ms. Eppstein, who currently serves in the capacity of Officer and Director, we believe our Board of Directors is comprised of members who qualify as independent pursuant to this Rule.

Indemnification

Pursuant to the Certificate of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(1) Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our quarterly reports for those fiscal years were:

2011	$68,800	Tanner LLC
2010	$12,500	W.T. Uniack & Co.

(2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph were:

2011	$43,956	Tanner LLC
2010	$0	W.T. Uniack & Co.

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(3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance or tax planning were:

2011	$5,500	Tanner LLC
2010	$850	W.T. Uniack & Co.

(4) All Other Fees

None

(5) The Company’s audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6) The percentage of hours expended on the principal accountant’s engagement to audit the Company’s consolidated financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

By Order of the Board of Directors

/s/ Dinesh C. Patel,
Dinesh C. Patel, Ph.D.
Chairman of the Board of Directors

PROPOSAL 3

The 2011 Plan Amendment

On September 21, 2012, the Board unanimously approved to amend the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) so that as options expire or are forfeited under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”), the shares of Common Stock of the Company subject to such options will be added to the pool of shares reserved for issuance under the 2011 Plan (the “2011 Plan Amendment”). On October 15, 2012, the holders of an aggregate of 16,713,354 shares of Common Stock, representing approximately 68% of the outstanding voting capital stock of the Company approved of the 2011 Plan Amendment, a copy of which is attached as Exhibit B to this Information Statement. A copy of the 2011 Plan was filed as Exhibit 99.7 to the Company’s Registration Statement on Form S-1 (File No: 333-182447) filed with the Securities and Exchange Commission on June 29, 2012. On September 27, 2012, the Company filed a Registration Statement on Form S-8 (File No: 333-184141) therein registering an aggregate of 1,877,529 shares of Common Stock issuable under the 2011 Plan under the Securities Act of 1933, as amended.

Below is a description of the 2011 Plan, the contents of which is qualified in its entirety by the 2011 Plan, as amended.

Q Holdings, Inc. 2011 Equity Incentive Compensation Plan

As previously disclosed in our SEC filings, in connection with the reverse merger on October 13, 2011 of our subsidiary, Q Therapeutics, Inc., into Q Acquisition, Inc., a subsidiary of Grace 2, Inc. and the name change of Grace 2, Inc. to Q Holdings, Inc., on October 13, 2011, our Board of Directors and stockholders approved of the “Q Holdings 2011 Equity Incentive Compensation Plan.” Subject to the provisions of the 2011 Plan, a designated committee (“Committee”) of the Board of Directors (or if none, the Board) may, from time to time, in its sole discretion select from among eligible Employees, Non-Employee Directors and Consultants those to whom awards shall be granted under the 2011 Plan, and shall determine in its discretion the nature, terms, conditions and amount of each award, subject to the terms of the 2011 Plan. The term of the 2011 Plan commenced on October 13, 2011 (the “Effective Date”) and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to 2011 Plan, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) all shares subject to the 2011 Plan have been purchased or acquired according to the 2011 Plan’s provisions.

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The 2011 Plan includes a variety of forms of awards, including (i) stock options intended to qualify as Incentive Stock Options (“Incentive Stock Options”) under the Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options not intended to qualify as Incentive Stock Options under the Code (“Nonqualified Stock Options”), (iii) stock appreciation rights, (iv) restricted stock awards, (v) performance stock awards and (vi) other stock-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company. Please refer to the 2011 Plan for a description of the awards.

The purpose of the 2011 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. The 2011 Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of Participants upon whose judgment, interest and special effort the success of the Company is substantially dependent. The 2011 Plan initially provided for a reservation pool of up to 1,500,000 shares of Common Stock reserved for issuance pursuant to the 2011 Plan. By Board authorization on December 6, 2011, the Board voted to add the remaining 228,472 shares available but unissued pursuant to the 2002 Plan to the authorized/reserved option pool for the 2011 Plan, bringing the 2011 Plan pool to 1,728,472 shares of Common Stock reserved for issuance pursuant to the 2011 Plan. By Board authorization on September 21, 2012, the Board voted to add an aggregate of 149,057 shares of Common Stock issuable upon the exercise of option granted under the 2002 Plan but later forfeited or expired to the 2011 Plan. Currently, there are an aggregate of 1,877,529 shares of Common Stock reserved for issuance under the 2011 Plan.

Pursuant to the 2011 Plan, no amendment or modification which would increase the total number of shares available for issuance under the 2011 Plan or the total number of Shares available for Incentive Stock Options under the 2011 Plan shall be effective unless approved by the Company’s stockholders. The Board feels that the Company and its stockholders are best served when the Company’s officers’, directors’, eligible consultants’, employees’ and stockholders’ pecuniary interests are aligned. By enabling the Board to increase the pool of authorized shares for the 2011 Plan by capturing the shares that are made available as a result of options either expiring or being forfeited under the 2002 Plan without having to incur the costs and delay of having to repeatedly go to the Company’s stockholders for their approval is deemed by the Board to be essential to the efficient administration and oversight of the 2011 Plan. On October 15, 2012, the holders of the approximately 68% approved of the 2011 Plan Amendment.

PROPOSAL 4

Ratification of Appointment of Independent Registered Public Accounting Firm

On October 15, 2012, the Board unanimously selected Tanner, LLC (“Tanner”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012. On October 15, 2012, the holders of an aggregate of 16,713,354 shares of Common Stock, representing approximately 68% of the outstanding voting capital stock of the Company ratified the Board’s selection of Tanner. Our Board engaged Tanner on October 12, 2011 and Tanner audited our financial statements for the fiscal year ended December 31, 2011. Tanner will audit the Company’s financial statements for the year ending December 31, 2012 and render an audit report to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and will review the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q to be filed with the Securities and Exchange Commission and to render other services as pre-determined and approved by the Board of Directors from time to time on an as needed basis.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. However, the Board of Directors submitted the selection of Tanner for majority consent of the stockholders for ratification as a matter of good corporate practice. Notwithstanding the majority stockholder ratification, the Board of Directors in its discretion may appoint a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our shareholders.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

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As we obtained the requisite stockholder vote for the Proposals described in this Information Statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

By Order of the Board of Directors,

/s/ Deborah A. Eppstein
Deborah A. Eppstein, Ph.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

Salt Lake City, Utah

October 30, 2012

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